Exhibit 99.2

HALO GROUP, INC. AND SUBSIDIARIES

Financial Statements Together With

Accountant’s Review Report Thereon

June 30, 2009 and 2008

Montgomery Coscia Greilich LLP
Certified Public Accountants
2500 Dallas Parkway, Suite 300
Plano, Texas 75093
972.378.0400 p
972.378.0416 f

Thomas A. Montgomery, CPA Matthew R. Coscia, CPA Paul E. Greilich, CPA Jeanette A. Musacchio James M. Lyngholm Christopher C. Johnson, CPA J. Brian Simpson, CPA Rene E. Balli, CPA

Accountant’s Review Report

To the Shareholders of
Halo Group, Inc. and Subsidiaries:

We have reviewed the accompanying consolidated balance sheet of Halo Group, Inc. and Subsidiaries, as of June 30, 2009, and the related consolidated statements of operations for the three and six months ended June 30, 2009 and 2008, and consolidated statements of changes in equity and cash flows for the six months ended June 30, 2009 and 2008, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.  All information included in these financial statements is the representation of the management of Halo Group, Inc. and Subsidiaries.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data.  It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

/s/ Montgomery Coscia Greilich LLP

Montgomery Coscia Greilich LLP
Plano, Texas
September 9, 2009

HALO GROUP, INC. AND SUBSIDIARIES

INDEX

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheet June 30, 2009	2

Consolidated Statements of Operations	3
Three Months and Six Months Ended June 30, 2009 and 2008

Consolidated Statements of Changes in Equity	4
Six Months Ended June 30, 2009 and 2008

Consolidated Statements of Cash Flows	5
Six Months Ended June 30, 2009 and 2008

Notes to Consolidated Financial Statements	6

HALO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
June 30, 2009

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 233,727
Restricted Cash	228,828
Trade accounts receivable, net of allowance for doubtful accounts of $49,121	2,150,612
Prepaid expenses and other assets	8,948
Total current assets	2,622,115

PROPERTY, EQUIPMENT AND SOFTWARE, net	378,167

DEPOSITS	32,664

TOTAL ASSETS	3,032,946

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Lines of credit	$ 124,900
Accounts payable	34,980
Accrued liabilities (including $31,536 to related parties.)	170,082
Dividends payable	6,538
Deferred revenue	40,568
Amounts due to related party	-
Current portion of notes payable to related parties	369,161
Current portion of notes payable	148,064
Total current liabilities	894,293

NOTES PAYABLE, LESS CURRENT PORTION	359,476
NOTES PAYABLE TO RELATED PARTY, LESS CURRENT PORTION	52,064
DEFERRED RENT	168,199
Total liabilities	1,474,032

SHAREHOLDERS’ EQUITY
Preferred stock, par value $0.001 per share; 2,000,000 shares authorized
Series A Convertible Preferred Stock;
500,000 shares issued and outstanding liquidation preference of $756,538	500
Series B Convertible Preferred Stock;
309,710 shares issued and outstanding liquidation preference of $619,420	309
Common stock par value $0.001 per share; 45,000,000 shares
authorized; 40,056,000 shares issued and outstanding	40,056
Additional paid-in capital	1,683,654
Accumulated deficit	(156,484)
Total shareholders’ equity	1,568,035
NONCONTROLLING INTEREST	(9,121)
Total equity	1,558,914
TOTAL LIABILITIES AND EQUITY	$ 3,032,946

See accompanying notes and accountant’s report

HALO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Six Months Ended June 30, 2009 and 2008

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

REVENUE	$2,494,867	$1,081,860	$4,821,893	$1,952,818

OPERATING EXPENSES
Sales and marketing expenses	306,554	144,808	631,636	272,576
General and administrative expenses (including $20,785, $10,873,
$40,075, and $39,686 to related parties, respectively)	1,827,388	941,790	3,531,235	1,679,400
Total operating expenses	2,133,942	1,086,598	4,162,871	1,951,976

OPERATING INCOME	360,925	(4,738)	659,022	842

OTHER INCOME (EXPENSE)
Other expense	-	(38)	-	(270)
Interest expense (including $8,746, $10,541, $32,616
and $14,086 to related parties, respectively)	(18,852)	(10,805)	(49,554)	(3,040)
Income from operations, before tax	342,073	(15,581)	609,468	(2,468)

INCOME TAX PROVISION	-	-	-	-

NET INCOME	342,073	(15,581)	609,468	(2,468)

Loss attributable to the noncontrolling interest	9,121	-	9,121	-

NET INCOME ATTRIBUTABLE TO HALO GROUP, INC.	$351,194	$(15,581)	$618,589	$(2,468)

See accompanying notes and accountant’s report

HALO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY (DEFICIT)
For the Six Months Ended June 30, 2009 and 2008

	Common Stock		Series A Convertible Preferred Stock		Series B Convertible Preferred Stock		Additional Paid-in Capital	Accumulated Deficit	Non- controlling Interest	Total
	Shares	Amount	Shares	Amount	Shares	Amount

Balance at December 31, 2007	40,056,000	$ 40,056	169,335	$ 169	-	$ -	$ 611,046	$ (651,588)	$ -	$ (317)

Issuance of Series A Convertible

Preferred Stock for cash	-	-	177,004	266	-	-	265,240	-	-	265,506

Net income	-	-	-	-	-	-	-	(2,468)	-	(2,468)

Balance at June 30, 2008	40,056,000	$ 40,056	346,339	$ 435	-	$ -	$ 876,286	$ (654,056)	$ -	$ 262,721

Balance at December 31, 2008	40,056,000	40,056	500,000	500	89,910	90	1,265,738	(775,073)	-	531,311

Issuance of Series B Convertible

Preferred Stock for cash	-	-	-	-	219,800	219	439,381	-	-	439,600

Dividends declared	-	-	-	-	-	-	(21,465)	-	-	(21,465)

Net income attributable to Halo Group, Inc.	-	-	-	-	-	-	-	618,589	-	618,589

Allocation of loss to noncontrolling interest	-	-	-	-	-	-	-	-	(9,121)	(9,121)

Balance at June 30, 2009	40,056,000	$ 40,056	500,000	$ 500	309,710	$ 309	$ 1,683,654	$ (156,484)	$ (9,121)	$1,558,914

HALO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
For the Six Months Ended June 30, 2009 and 2008

	Six Months Ended
	June 30, 2009	June 30, 2008
CASH FLOWS FROM OPERATIONS

Net income	$618,589	$(2,468)
Adjustments to reconcile net income to net cash
used in operating activities
Depreciation	16,311	19,037
Bad debt expense	503,376	198,128
Changes in operating assets and liabilities:
Accounts receivable	(1,578,012)	(600,411)
Restricted cash	22,014	2,976
Prepaid expenses and other current assets	15,539	4,693
Deposits	-	-
Accounts payable	(13,284)	918
Accrued liabilities	(14,339)	8,056
Deferred rent	44,210	85,031
Deferred revenue	16,984	-
Net cash used in operating activities	(368,612)	(284,040)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(172,007)	(112,471)
Net cash used in investing activities	(172,007)	(112,471)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds received from issuance of preferred stock	439,600	265,506
Net payments on lines of credit	(248,400)	118,854
Proceeds from notes payable	541,000	-
Principal payments on notes payable	(33,459)	(24,371)
Proceeds from notes payable to related parties	80,000	53,000
Principal payments on notes payable to related parties	(162,946)	-
Payments made to related parties	-	(1,315)
Dividends paid to shareholders	(21,798)	-
Net cash provided by financing activities	593,997	411,674

Net increase in cash and cash equivalents	53,378	15,163

CASH AND CASH EQUIVALENTS, beginning of period	180,349	53,526

CASH AND CASH EQUIVALENTS, ending of period	$233,727	$68,689

SUPPLEMENTAL INFORMATION
Cash paid for interest	$47,737	$5,157
Cash paid for taxes	$-	$-

See accompanying notes and accountant’s report

HALO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

NOTE 1.  NATURE OF BUSINESS AND REORGANIZATION

Nature of Business

Halo Group, Inc., (“HGI”) was formed on January 25, 2007 and through its wholly-owned subsidiaries; Halo Debt Solutions, Inc. (“HDS”), Halo Group Mortgage, LLC (“HGM”), Halo Group Realty, LLC (“HGR”), Halo Credit Solutions, LLC (“HCS”), Halo Group Consulting, Inc. (“HGC”), Halo Loan Modification Services, LLC (“HLMS”), Halo Select Insurance Services, LLC (“HSIS”), Halo Financial Services, LLC (“HFS”), and Halo Choice Insurance Services, LLC (“HCIS”) (collectively the “Company”) provide debt settlement, mortgage brokerage, real estate brokerage, credit restoration, association benefit services, loan modification services, insurance brokerage, and financial education to customers throughout the United States.  The Company’s corporate office is located in Allen, Texas.

Reorganization

During 2006 the Company consisted only of HCS and HGM.  During 2007 HGI, HDS, HGR and HGC were formed, all of which were entities under common control with HCS and HGM.  During 2007, through a series of transactions, the Company completed a reorganization whereby HGI acquired 100% of the member interests of HCS, HGM and HGR and 100% of the outstanding common stock of HDS and HGC as further discussed below.  Due to the common control of the Company during 2007 and the reorganization which occurred in 2007, for financial statement purposes the Company and its subsidiaries have been combined and consolidated as if the reorganization had occurred on January 1, 2006.

HGM

Effective February 2, 2005, HGM (formerly Halo Funding Group LLC) purchased the assets of Morningstar Mortgage, LLC, an unrelated entity for total cash consideration of $50,000.  Effective February 16, 2007, HGI acquired 100% of the member interests of HGM for total consideration of $250,000 including cash of $2,000 and a promissory note for $248,000 (See discussion in Note 5).   Due to the common control of HGI and HGM, the consideration paid by HGI was reflected as a deemed distribution to the members of HGM in the amount of $250,000.

HCS

Upon formation of HCS on January 9, 2006, the majority shareholder of the Company owned a 51% member interest in HCS.  On January 25, 2007, HGI acquired 58% of the member interests of HCS in exchange for 34,050,000 shares of common stock of HGI.  On July 20, 2007 HGI acquired the remaining 42% member interests of HCS in exchange for 840,000 shares of common stock of HGI.

HGC

Upon formation of HGC on February 2, 2007, HGI owned a 51% member interest in HGC.  On July 20, 2007 HGI acquired the remaining 49% of the member interests of HGC in exchange for 49,000 shares of common stock of HGI.

HDS

Upon formation on January 26, 2007, HGI owned a 51% member interest in HDS.  On July 20, 2007 HGI acquired the remaining 49% of the member interests of HDS in exchange for 392,000 shares of common stock of HGI.

HGR

On August 1, 2007 HGI acquired 100% of the member interests of HGR from an entity affiliated with the Company through common ownership in exchange for total cash consideration of $5,000.  At the time of this transaction HGR had minimal operations.

HALO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

NOTE 2.  SIGNIFICANT ACCOUNTING POLICIES

The accompanying Consolidated Financial Statements as of June 30, 2009 and for the three month and six month period ended June 30, 2009 and 2008 include the accounts of the Company.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation, have been reflected.
Certain financial information that is normally included in annual financial statements prepared in accordance with U.S. generally accepted accounting principles, but is not required for interim reporting purposes, have been condensed.

Revenue Recognition and Accounts Receivable

The Company generally recognizes revenue in the period which services are provided.  HDS recognizes its revenue over the average service period, defined as the average length of time it takes to receive a contractually obligated settlement offer from each creditor, calculated on the entire HDS client base.  Provisions for discounts, refunds and bad debt are provided over the period the related revenue is recognized. Cash receipts from customers in advance of revenue recognized are recorded as deferred revenue.

Revenue recognition periods for HDS customer contracts are shorter than the related payment terms.  Accordingly, HDS accounts receivable is the amount recognized as revenue less payments received on account.  The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors when determining the collectability of specific customer accounts: past transaction history with the customer, current economic and industry trends, and changes in customer payment terms.  The Company provides for estimated uncollectible amounts through an increase to the allowance for doubtful accounts and a charge to earnings based on historical trends and individual account analysis.  Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts.

HDS receivables represent 99.5% of total accounts receivable at June 30, 2009.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reported period.  Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements of the Company for the three and six months ended June 30, 2009 and 2008 include the combined financial results of HGI, HCS, HDS, HGM, HGR, HGC, HLMS, HSIS and HFS.  All significant intercompany transactions and balances have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all liquid investments with a maturity of 90 days or less to be cash equivalents.

Restricted Cash

Restricted cash represents collections from customers that are processed and held by a merchant bank in the ordinary course of business. These funds are made available to the Company as determined by the bank normally within 7 business days.  Funds collected from customers by the bank are released to the Company less amounts withheld to cover potential losses by the bank.

HALO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment are stated at cost.  Depreciation and amortization is provided in amounts sufficient to relate the cost of the depreciable assets to operations over their estimated service lives ranging from three to seven years.

Provisions for depreciation and amortization are made using the straight-line method.
Major additions and improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Upon sale or retirement, the cost of the property and equipment and the related accumulated depreciation are removed from the respective accounts, and any resulting gains or losses are credited or charged to operations.

Internally Developed Software

Internally developed legacy application software consisting of database, customer relations management, process management and internal reporting modules are used in each of the Halo subsidiaries.  The Company accounts for computer software used in the business in accordance with Statement of Position (SOP) 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.  As such, costs associated with the Company’s internally developed software are charged to expense as incurred.  According to SOP 98-1, software development costs are capitalized when it has been determined that the project has reached technological and economic feasibility.  The nature and timing of the Company’s software development efforts are such that technological and economic feasibility are achieved at the end of the development process.  As such, the Company has never capitalized software development cost.

Long-Lived Assets

Long-lived assets are reviewed on an annual basis or whenever events or changes in circumstance indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets held and used is generally measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows expected to be generated by that asset. If it is determined that the carrying amount of an asset may not be recoverable, an impairment loss is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset.  Fair value is the estimated value at which the asset could be bought or sold in a transaction between willing parties.  There were no impairment charges for the six months ended June 30, 2009 and 2008.

Equity-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”).  Under SFAS 123R, the fair value of stock options at the date of grant which are contingently exercisable upon the occurrence of specified events is recognized in earnings over the vesting period of the options beginning when the specified events become probable of occurrence.  Currently, there is no active market for the Company’s common shares and management has not been able to identify a similar publicly held entity that can be used as a benchmark.  Therefore, as a substitute for volatility, the Company used the historical volatility of the Dow Jones Small Cap Consumer Finance Index, which is generally representative of the Company’s size and industry. The Company has used the historical values of that index to estimate volatility, which was calculated to be 38% for the three months ended June 30, 2009.  All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty’s performance is complete or the date on which it is probable that performance will occur.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of the asset and liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. These differences result in deferred tax assets and liabilities, which are included in the Company’s consolidated balance sheet.

HALO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company then assesses the likelihood of realizing benefits related to such assets by considering factors such as historical taxable income and the Company’s ability to generate sufficient taxable income of the appropriate character within the relevant jurisdictions in future years. If the realization of these assets is not likely based on these factors, a valuation allowance is established against the deferred tax assets.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109” (“FIN 48”). This Interpretation clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements. FIN 48 requires companies to determine that it is “more likely than not” that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. FIN 48 also provides guidance on the derecognition of tax benefits, measurement and classification of income tax uncertainties, along with any related interest and penalties. FIN 48 also requires significant additional disclosures regarding uncertain tax positions. FIN 48 is effective for years beginning after December 15, 2008 for nonpublic companies and as such the Company adopted FIN 48 in the first quarter of 2009 on a prospective basis.
The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements or the effective tax rate during the three and six months ended June 30, 2009.

Deferred Rent

The Company’s operating leases for its office facilities contain free rent periods during the lease term.  For these types of leases the Company recognizes rent expense on a straight line basis over the minimum lease term and records the difference between the amounts charged to expense and that rent paid as deferred rent.

Noncontrolling Interest

On January 1, 2009, HSIS entered into a joint venture with another entity to form Halo Choice Insurance Services, LLC (HCIS).  HSIS contributed 49% of the opening equity balance.  Under a qualitative analysis performed in accordance with FIN 46(R): Consolidation of Variable Interest Entities, HCIS is a variable interest entity and HSIS is the primary beneficiary as HSIS’s parent company, HGI, acts as the sole manager of the entity and HSIS, effective January 1, 2010, has the exclusive and irrevocable right and option to purchase all the membership interests of the co-joint venture entity for a contractually determined price.  Based on this analysis, HSIS has consolidated HCIS with the non-controlling 51% interest included in minority interest on the balance sheet and statement of operations.

Recently Issued Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 168, The FASB Accounting Standards Codification (SFAS 168”) (the "Codification"). The Codification will become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative.   This Statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009. Management does not expect that the adoption of SFAS 168 to have a material effect on the Company’s financial position and results of operations.

HALO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R) (“SFAS 167”).  SFAS 167, among other things, requires a qualitative rather than a quantitative analysis to determine the primary beneficiary of a variable interest entity ("VIE"); requires continuous assessments of whether an enterprise is the primary beneficiary of a VIE; enhances disclosures about an enterprise’s involvement with a VIE; and amends certain guidance for determining whether an entity is a VIE. Under SFAS 167, a VIE must be consolidated if the enterprise has both (a) the power to direct the activities of the VIE that most significantly impact the entity’s economic performance, and (b) the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE. SFAS 167 will be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, and for interim periods within that first annual reporting period.  Earlier application is prohibited. Management does not expect that the adoption of SFAS 167 will have a material effect on the Company’s financial position and results of operations.

In June, 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets. SFAS No. 166 is a revision to FASB SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (“SFAS 166”), and requires more information about transfers of financial assets, including securitization transactions, and where companies have continuing exposure to the risks related to transferred financial assets. SFAS 166 also eliminates the concept of a "qualifying special-purpose entity", changes the requirements for derecognizing financial assets and requires additional disclosures. FASB 166 must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, and for interim periods within that first annual reporting period. Earlier application is prohibited.  Management does not expect that the adoption of SFAS 166 will have a material effect on the Company’s financial position and results of operations.

May 2009, the FASB issued SFAS No. 165, Subsequent Events (“SFAS 165”). SFAS 165 establishes authoritative accounting and disclosure guidance for recognized and non-recognized subsequent events that occur after the balance sheet date but before financial statements are issued. SFAS 165 also requires disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. In accordance with this Statement, an entity should apply the requirements to interim or annual financial periods ending after June 15, 2009. The adoption of SFAS 165 had no material impact on the Company’s financial position and results of operations

In April 2009, the FASB issued FSP FAS 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies.” This FSP requires that assets acquired and liabilities assumed in a business combination that arise from contingencies be recognized at fair value if fair value can be reasonably estimated. If fair value cannot be reasonably estimated, the asset or liability would generally be recognized in accordance with SFAS No. 5, “Accounting for Contingencies” and FASB Interpretation No. 14, “Reasonable Estimation of the Amount of a Loss”. Further, the FASB removed the subsequent accounting guidance for assets and liabilities arising from contingencies from SFAS No. 141(R). The requirements of this FSP carry forward without significant revision the guidance on contingencies of SFAS No. 141, “Business Combinations”, which was superseded by SFAS No. 141(R). The FSP also eliminates the requirement to disclose an estimate of the range of possible outcomes of recognized contingencies at the acquisition date. For unrecognized contingencies, the FASB requires that entities include only the disclosures required by SFAS No. 5. FSP FAS 141(R)-1 is effective for fiscal years beginning on or after December 15, 2008.  The provisions of this FSP have had no impact on the Company as there have been no business combinations in the six months ended June 30, 2009.

In May 2008, the FASB issued No. SFAS 163, Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60 (“SFAS 163”).  SFAS 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In May 2008, the FASB issued No. SFAS 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS 162”).  SFAS 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

HALO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133 (“SFAS161”).  SFAS 161 requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS 160”).  SFAS 160 amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107) in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment (“SAB 110”).  In particular, the staff indicated in SAB 107 that it will accept a company’s election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for “plain vanilla” share options and warrants. SAB110 has had no impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS 141 (revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R applies to all transactions or other events in which an entity obtains control of one or more businesses. SFAS 141R requires the acquiring entity in a business combination to recognize the acquisition date fair value of all assets acquired and liabilities assumed including contingent consideration and those related to minority interests. SFAS 141R also requires acquisition related transaction expenses and restructuring costs to be expensed as incurred rather than capitalized as a component of a business combination.  SFAS 141R is effective for fiscal years beginning on or after December 15, 2008. The provisions of SFAS 141R have had no impact on the Company as there have been no business combinations in the six months ended June 30, 2009.

HALO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of FASB Statement No. 115 (“SFAS 159”).  SFAS 159 permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS 159 is effective as of the beginning of an entities’ first fiscal year that begins after November 15, 2007. Early adoption was permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS 157 Fair Value Measurements.  The provisions of SFAS 159 have had no impact on the Company.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  SFAS 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information.  SFAS 157 is partially effective for fiscal years beginning after November 15, 2007. In February 2008, the FASB issued FSP 157-2 Effective Date of FASB Statement No. 157 (“FSP 157-2”) which defers the effective date of SFAS 157 to fiscal years beginning on or after December 31, 2008 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The provisions of SFAS 157 have had no impact on the Company.

NOTE 3.  PROPERTY, EQUIPMENT AND SOFTWARE

Property, equipment and software consist of the following as of June 30, 2009:

Computers and purchased software	$144,397
Furniture and equipment	345,179
489,576
Less: accumulated depreciation	(111,409)
$378,167

Depreciation totaled $3,890, $16,311, $13,156, and $19,037 for the three and six months ended June 30, 2009 and 2008, respectively.

NOTE 4.  LINES OF CREDIT

On March 6, 2009, the Company entered into a new revolving line of credit (“LOC”) facility with Legacy Texas Bank which provides maximum borrowings of $250,000, subject to a borrowing base, is due on demand, bears interest at the bank’s rate as defined as prime plus 1% (6% floor) and matures in March 2010.  As of June 30, 2009, the Company has received net advances totaling $124,900 under this new revolving line of credit facility. The LOC is cross collateralized by all the Company’s assets.

In connection with the new revolving line of credit entered into on March 6, 2009 the Company paid off the $73,000 LOC held with Chase Bank.  At June 30, 2009 this LOC remained available with a $0 balance.

Additionally, in connection with the new revolving LOC the Company paid off and closed a $300,000 LOC that it held with Independent Bank.

NOTE 5.  NOTES PAYABLE DUE TO RELATED PARTIES

In connection with the reorganization during 2007 (See Note 1) the Company entered into three promissory notes with two shareholders for the purchase of their member interests in HGM and HCS totaling $397,000 (the “Shareholder
Notes”).  The Shareholder Notes bear interest at a rate of 8% per annum and mature in February 2010.  All interest and
principal is due on demand by the shareholders, but if no demand is made then upon maturity.   The Shareholder Notes are subordinate to the LOC and note payable.  As of June 30, 2009, the amount outstanding under the Shareholder Notes totaled $271,000.

 HALO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

NOTE 5.  NOTES PAYABLE DUE TO RELATED PARTIES (Continued)

During 2007 the Company entered into two unsecured promissory notes with its majority shareholder for working capital advances made to the Company totaling $60,000 (the “Shareholder Loans”).  The Shareholder Loans bear interest at a rate of 8% per annum, are due on demand by the majority shareholder, but if no demand is made then upon maturity in November 2010.  All interest and principal is due upon maturity. As of June 30, 2009, the amounts outstanding under the Shareholder Loans totaled $60,000.

During 2008 the Company entered into three unsecured promissory notes with two related parties for working capital advances  made to the Company in the amounts of $39,000, $50,000 and $100,000 for total notes of $189,000 (the “Related Notes”).  The $39,000 note has no stated interest rate and matures in October 2010, but is extendable upon request by the Company.  As of June 30, 2009, outstanding principal on the note totaled $12,000. The $50,000 note bore interest at 10% payable monthly, and originally matured December 2009 but was paid in full in January 2009.  The $100,000 note bore interest at a flat fee of $15,000 and matured in January 2009 with interest of $15,000 and was paid in full on the maturity date.

During January 2009 the Company entered into one unsecured promissory note with a shareholder for a working capital advance to the Company in the amount of $15,000 (the “Shareholder Note”).  The Shareholder Note bears interest at a rate of 8% per annum and matures in January 2011.  All interest and principal is due upon maturity.  As of June 30, 2009, the amount outstanding under the Shareholder Note totaled $15,000.

During April 2009, the Company entered into one unsecured promissory note with a related party for a working capital advance to the Company in the amount of $65,000 (the “Related Party Note”).  The Related Party Note bears interest at a rate of 8% per annum and is a monthly installment note with final maturity of April 2011.  All interest and principal is due upon maturity.  As of June 30, 2009, the amount outstanding under the Related Party Note totaled $63,225, of which $52,064 is included in long term liabilities.

The Company incurred $8,746, $32,616, $10,541, and $14,086 of interest expense to shareholders and other related parties during the three and six months ended June 30, 2009, and 2008, respectively.  Accrued interest due to shareholders and other related parties totaled $31,536 at June 30, 2009.

NOTE 6.  NOTES PAYABLE

On March 6, 2009, the Company entered into a 36 month secured promissory note with Legacy Texas Bank in the amount of $374,000.  The proceeds of this note payable were used to pay of the two lines of credit as discussed in Note 4.  The note bears interest at the Federal Home Loan Bank (FHLB) 2.5 to 3 year rate plus 3.25% (6.16% fixed rate over the term of the note) and matures March 2012.  As of June 30, 2009, the note payable balance was $345,465.
The note is cross collateralized by all the Company’s assets.  Additionally, the note contains certain affirmative covenants including the debt service coverage and debt to worth ratios.  At June 30, 2009 the Company was in compliance with all these debt covenants.

On April 15, 2009, the Company entered into a 60 month secured promissory note with Legacy Texas Bank in the amount of $167,000.  The proceeds of this note payable were used to purchase communication equipment.  The note bears interest at 7% per annum with monthly installments and a final maturity in April 2014.  The note is cross collateralized by all of the Company’s assets with the Legacy Texas Bank $374,000 secured promissory note.  As of June 30, 2009, the note payable balance was $162,075.

 HALO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

NOTE 7.  RELATED PARTY TRANSACTIONS

For the three and six months ended June 30, 2009 and 2008, the Company incurred legal costs totaling $6,285, $12,075, $2,873 and $6,386, respectively, to a law firm owned by a director of the Company.

For the three and six months ended June 30, 2009 and 2008, the Company incurred consulting costs totaling $10,000, $19,000, $8,000, and $33,300, respectively, to an entity owned by a director of the Company.

For the three and six months ended June 30, 2009 and 2008, the Company incurred interest expense to related parties (See Note 5).

For the three and six months ended June 30, 2009, the Company incurred rent expense totaling $4,500 and $9,000, respectively, to an entity which is owned by three directors of the Company.

NOTE 8.  INCOME TAXES

For the three and six months ended June 30, 2009 and 2008, our quarterly effective tax rate of 0% varies from the U.S. federal statutory rate primarily due to certain non-deductible expenses and an increase in the valuation allowance associated with the net operating loss carryforwards. Our deferred tax assets related to other state net operating loss carryforwards remain fully reserved due to uncertainty of utilization of those assets.

NOTE 9.  COMMITMENTS AND CONTINGENCIES

In the ordinary course of conducting its business, the Company may be subject to loss contingencies including possible disputes or lawsuits.  Management believes that the outcome of such contingencies will not have a material impact on the Company’s financial position or results of future operations.

NOTE 10.  STOCK OPTIONS

The Company grants stock options to certain employees under the 2007 stock option plan (the “Plan”).   The Company is authorized to issue 2,450,000 options under the Plan.  These options vest over a period no greater than two years, are contingently exercisable upon the occurrence of a specified event as defined by the option agreements, and expire upon termination of employment or five years from the date of grant.  During the three months ended June 30, 2009, the Company issued 226,200 stock options with an exercise price of $1.59 per share. Total stock options outstanding through June 30, 2009 total 2,418,350.

A summary of stock option activity in the Plan is as follows:
			Weighted
		Exercise	Average
	Number of	Price	Exercise
	Options	Per Option	Price

Outstanding at March 31, 2009	2,211,850	$0.01 – 0.94	0.33
Granted	226,200	1.59	1.59
Exercised	-	-	-
Canceled	(19,700)	0.01	0.01
Outstanding at June 30, 2009	2,418,350	$0.01 – 1.59	0.45

HALO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

NOTE 10.  STOCK OPTIONS (Continued)

All stock options granted as of June 30, 2009 are contingently exercisable upon the occurrence of a specified event as defined in the option agreements. As of June 30, 2009, the Company has determined that the likelihood of occurrence of the specified event is less than probable. Accordingly, no equity-based compensation has been recorded for options that have vested as of June 30, 2009.  Equity-based compensation for the contingently exercisable options will be recognized over the vesting period of the options beginning when the specified events become probable of occurrence.  No options are exercisable at June 30, 2009.

The fair value of each option granted during the three months ended June 30, 2009 was estimated on the date of grant by management using the Black-Scholes option pricing model with the following assumptions used:

Expected volatility	38%
Risk free rate	2.5%
Dividend yield	None
Expected life	5 years

The weighted average remaining contractual life of the outstanding options at June 30, 2009 is approximately 4.04 years.  The grant date weighted average fair value of options per share issued during the three months ended June 30, 2009 was $0.79.  Total future compensation cost related to non-exercisable stock options at June 30, 2009 is $1,984,474. At June 30, 2009 the Company has 31,650 options available to issue under the Plan.

NOTE 11.  PREFERRED STOCK

The Series A Convertible Preferred Stock (the “Preferred Stock A”)  has a par value of $0.001 per share and has a liquidation preference of the greater of (a) the consideration paid to the Company for such shares plus any declared but unpaid dividends or (b) the per share amount the holders of the Preferred Stock A would be entitled to upon conversion, as defined in the Preferred Stock A agreement.  The liquidation preference was $756,538 at June 30, 2009.  Holders of the Preferred Stock A are entitled to receive, if declared by the board of directors, dividends at a rate of 8% payable in cash or common stock of the Company.  The Preferred Stock A is convertible into the Company’s common stock at an initial conversion price of $1.25 per share upon the occurrence of a liquidity event as defined in the Preferred Stock A agreement.  The Preferred Stock A is redeemable at the option of the Company at $1.50 per share prior to conversion. The Preferred Stock A votes as a separate class from the common stock.  Preferred Stock A ranks senior to the following capital stock of the Company (a) the common stock, (b) all hereinafter created classes or series of Preferred Stock.  During the three and six months ended June 30, 2009, the Company declared dividends on its Preferred Stock A totaling $10,555 and $21,465, respectively.

During the three months ended June 30, 2009, the Company issued 97,300 shares of Series B Convertible Preferred Stock (the “Preferred Stock B”), for total cash consideration of $194,600.  The Preferred Stock B has a par value of $0.001 per share and has a liquidation preference of the greater of (a) the consideration paid to the Company for such shares plus any declared but unpaid dividends or (b) the per share amount the holders of the Preferred Stock B would be entitled to upon conversion.  The liquidation preference was $619,420 at June 30, 2009.  Holders of the Preferred Stock B are entitled to receive, if declared by the board of directors, dividends at a rate of 8% payable in cash or common stock of the Company.  The Preferred Stock B is convertible into the Company’s common stock at an initial conversion price of $1.74 per share upon the occurrence of a liquidity event as defined in the Preferred Stock B agreement.  The Preferred Stock B is redeemable at the option of the Company at $2.30 per share prior to conversion. The Preferred Stock B votes as a separate class from the common stock.  Preferred Stock B ranks senior to the following capital stock of the Company (a) the common stock, (b) all hereinafter created classes or series of Preferred Stock (including, but not limited to, Series C Preferred Stock and Series D Preferred Stock.  During the three and six months ended June 30, 2009, the Company declared $0 dividends on its Preferred Stock B.

NOTE 12.  CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable.

HALO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

In the normal course of business, the Company extends unsecured credit to its customers.   Because of the credit risk involved, management has provided an allowance for doubtful accounts which reflects its estimate of amounts which will eventually become uncollectible.  In the event of complete non-performance by the Company’s customers, the maximum exposure to the Company is the outstanding accounts receivable balance at the date of non-performance.

NOTE 13.  SUBSEQUENT EVENTS

During July and August 2009, the Company has issued an additional 190,290 shares of Preferred Stock B for total cash consideration of $380,580.

During August 2009, the Company issued 50,000 shares of Series C Convertible Preferred Stock (the “Preferred Stock C”), for total cash consideration of $125,000.  The Preferred Stock C has a par value of $0.001 per share and has a liquidation preference of the greater of (a) the consideration paid to the Company for such shares plus any declared but unpaid dividends or (b) the per share amount the holders of the Preferred Stock C would be entitled to upon conversion.  Holders of the Preferred Stock C are entitled to receive, if declared by the board of directors, non-cumulative dividends at a rate of 8% payable in cash or common stock of the Company.  The Preferred Stock C is convertible into the Company’s common stock at an initial conversion price of $2.27 per share upon the occurrence of a liquidity event as defined in the Preferred Stock C agreement.  The Preferred Stock C is redeemable at the option of the Company at $2.75 per share prior to conversion. The Preferred Stock C votes as a separate class from the common stock.

As of July 13, 2009, the Company’s shareholders and board of directors approved the 3rd amendment to the Plan which was amended to authorize an additional 500,000 shares of Common Stock for issuance, for total authorization of 2,950,000 shares that may be subject to options or stock purchase rights.  Total stock options outstanding through August 31, 2009 total 2,852,370.